Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Christopher Del Moral-Niles, CFA	Adrienne Atkinson
Chief Financial Officer	Director of Investor Relations
T: (626) 768-6860	T: (626) 788-7536
E: chris.delmoralniles@eastwestbank.com	E: adrienne.atkinson@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR THIRD QUARTER OF 2023
OF $288 MILLION AND DILUTED EARNINGS PER SHARE OF $2.02;
RECORD THIRD QUARTER REVENUE AND NET INTEREST INCOME

Pasadena, California – October 19, 2023 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported its financial results for the third quarter of 2023. Third quarter 2023 net income was $288 million, or $2.02 per diluted share. Total loans reached a record $50.9 billion as of September 30, 2023. Return on average assets was 1.66%, return on average common equity was 17.28%, and return on average tangible common equity1 was 18.65%.

“East West has continued to grow and support its customers. During the third quarter, we drove record quarterly revenue and net interest income, adding to record net income in the first half of this year,” said Dominic Ng, Chairman and Chief Executive Officer of East West. “We took a prudent approach to growth, adding a billion dollars in both loans and customer deposits. This growth and our industry-leading efficiency underscore the durable and diversified nature of our business model,” continued Ng.

“Our balance sheet positions us well to help our customers thrive. East West Bank is on track for another year of record earnings for 2023, and we look forward to entering 2024 with strength. Given our confidence in earnings generation, stable credit quality, and capital strength, East West’s board of directors has approved a restart of our share repurchase program in the fourth quarter,” Ng concluded.

FINANCIAL HIGHLIGHTS

	Quarter Ended	Quarter Ended	Year-over-Year Change
($ in millions, except per share data)	September 30, 2023	September 30, 2022	$	%

Revenue	$648	$627	$20	3%
Pre-tax, Pre-provision Income[2]	446	432	14	3
Net Income	288	295	(8)	(3)
Diluted Earnings per Share	$2.02	$2.08	$(0.06)	(3%)
Return on Average Assets	1.66%	1.86%	-20 bps
Return on Average Common Equity	17.28%	20.30%	-302 bps
Return on Average Tangible Common Equity[1]	18.65%	22.16%	-351 bps
Total Loans	$50,912	$47,457	$3,455	7%
Total Deposits	55,087	53,857	1,230	2

[1] Tangible common equity and return on average tangible common equity are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.
[2] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 12.

BALANCE SHEET

•Total Assets – Total assets were $68.3 billion as of September 30, 2023, a decrease of $0.2 billion from $68.5 billion as of June 30, 2023, reflecting increasing balance sheet efficiency.

Third quarter 2023 average interest-earning assets of $65.1 billion were up $1.0 billion, or 2%, from $64.1 billion in the second quarter of 2023, primarily due to an increase of $1.0 billion in average loans outstanding.

•Total Loans – Total loans reached a record $50.9 billion as of September 30, 2023, an increase of $1.1 billion, or 2%, from $49.8 billion as of June 30, 2023. Year-over-year, total loans were up $3.5 billion, or 7%, from $47.5 billion as of September 30, 2022.

Third quarter 2023 average loans of $49.9 billion grew $1.0 billion, or 2%, from the second quarter of 2023. The increase was driven by growth across all our major loan portfolios.

•Total Deposits – Total deposits were $55.1 billion as of September 30, 2023, a decrease of $0.6 billion, or 1%, from $55.7 billion as of June 30, 2023, reflecting a $1.6 billion reduction in wholesale deposits, partially offset by an increase of $1 billion in customer deposits. Noninterest-bearing deposits made up 29% of our total deposits as of September 30, 2023, down from 30% as of June 30, 2023. Year-over-year, total deposits increased $1.2 billion, or 2%, from $53.9 billion as of September 30, 2022.

Third quarter 2023 average deposits of $55.2 billion increased $0.9 billion, or 2%, from the second quarter of 2023. During the third quarter, growth in average money market and time deposits was offset by declines in other deposit categories, which largely reflected our commercial and consumer customers reallocating balances to products with higher yields.

•Strong Capital Levels – As of September 30, 2023, stockholders’ equity was $6.6 billion, or $46.62 per share, both up 2% quarter-over-quarter. The stockholders’ equity to asset ratio was 9.66% as of September 30, 2023, an increase of 23 basis points quarter-over-quarter.

As of September 30, 2023, tangible book value3 per share was $43.29, up 2% quarter-over-quarter and 18% year-over-year. The tangible common equity ratio3 was 9.03%, an increase of 23 basis points quarter-over-quarter.

All of East West’s regulatory capital ratios are well in excess of regulatory requirements for well-capitalized institutions, as well as above regional and national bank averages. The common equity tier 1 (“CET1”) capital ratio increased to 13.30%, and the total risk-based capital ratio increased to 14.74%, as of September 30, 2023.

OPERATING RESULTS

Third Quarter Earnings – Third quarter 2023 net income was $288 million, and diluted earnings per share (“EPS”) were $2.02. While third quarter 2023 net income and EPS both decreased from the second quarter of 2023, revenue and pre-tax pre-provision income both improved.

Net income and diluted EPS for the nine months ended September 30, 2023 were $922 million and $6.49, which both increased 17% from the nine months ended September 30, 2022.

[3] Tangible book value and the tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

Third Quarter 2023 Compared to Second Quarter 2023

Net Interest Income and Net Interest Margin

Net interest income (“NII”) totaled $571 million in the third quarter, an increase of 1% from $567 million in the second quarter. Net interest margin (“NIM”) of 3.48% declined seven basis points from 3.55% in the second quarter.
•The change in NIM was primarily driven by a higher cost of interest-bearing deposits and changes in the deposit mix in favor of higher-cost customer deposits, partially offset by lower wholesale deposit levels and higher loan volumes and yields.
•The average loan yield was 6.51%, up 18 basis points from the second quarter. The average interest-earning asset yield was 5.87%, up 20 basis points from the second quarter.
•The average cost of funds was 2.59%, up 28 basis points from the second quarter. The average cost of deposits was 2.43%, up 31 basis points from the second quarter.

Noninterest Income

Noninterest income totaled $77 million in the third quarter, a decrease of $2 million, or 2%, from $79 million in the second quarter.
•Fee income4 of $67 million was down $2 million, or 3%, from $69 million in the second quarter.
•Interest rate contracts and other derivative income of $11 million was up from $7 million in the second quarter. The change primarily reflected a favorable change in mark-to-market adjustments.
•Other investment income of $2 million was down $2 million from $4 million in the second quarter, reflecting higher recognition of equity valuation marks for Community Reinvestment Act investments during the second quarter.

Noninterest Expense

Noninterest expense totaled $252 million in the third quarter, a decrease of 4% from $262 million in the second quarter. Third quarter noninterest expense consisted of $202 million of adjusted noninterest expense5, and $50 million in amortization expenses related to tax credit and other investments and core deposit intangibles.
•Adjusted noninterest expense of $202 million decreased over $3 million, or 2%, from $205 million in the second quarter. This was driven by decreases in consulting expense, compensation and employee benefits, loan related expenses, and occupancy expense.
•The efficiency ratio was 38.9% in the third quarter, compared with 40.6% in the second quarter and the adjusted efficiency ratio5 was 31.2% in the third quarter, compared with 31.8% in the second quarter.

TAX RELATED ITEMS

Third quarter 2023 income tax expense was $66 million, and the effective tax rate was 18.6%, compared with 12.7% for the second quarter of 2023. The lower effective tax rate in the second quarter was mainly due to a larger amount of tax credits in renewable energy investments that closed during the second quarter. The effective tax rate for the first nine months of 2023 was 18.6% compared with 22.7% for the first nine months of 2022. We currently estimate that the full year tax rate for 2023 will be between 19% - 20%.

[4] Fee income includes lending, deposit account and wealth management fees, foreign exchange income, and interest rate contracts and other derivative income.
[5] Adjusted noninterest expense and adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 12.

ASSET QUALITY

As of September 30, 2023, the credit quality of our loan portfolio remained solid.
•The nonperforming assets ratio improved to 0.15% of total assets as of September 30, 2023, down from 0.17% of total assets as of June 30, 2023. Nonperforming assets decreased $12 million, or 10%, quarter-over-quarter to $104 million as of September 30, 2023, from $116 million as of June 30, 2023.
•Third quarter 2023 net charge-offs were $18 million, or annualized 0.14% of average loans held-for-investment (“HFI”), compared with $8 million, or annualized 0.06% of average loans HFI, for the second quarter of 2023.
•The criticized loans ratio increased 38 basis points quarter-over-quarter to 2.01% of loans HFI as of September 30, 2023, compared with 1.63% as of June 30, 2023. Criticized loans increased $210 million, or 26%, quarter-over-quarter to $1.0 billion as of September 30, 2023, compared with $812 million as of June 30, 2023. The special mention loans ratio increased 29 basis points quarter-over quarter to 0.95% of loans HFI as of September 30, 2023, compared with 0.66% as of June 30, 2023, and the classified loans ratio increased nine basis points to 1.06%.
•The allowance for loan losses increased to $656 million, or 1.29% of loans HFI, as of September 30, 2023, compared with $635 million, or 1.28% of loans HFI, as of June 30, 2023.
•Third quarter 2023 provision for credit losses was $42 million, compared with $26 million in the second quarter of 2023.

CAPITAL STRENGTH

Capital levels for East West remained strong as of September 30, 2023. All capital ratios expanded quarter-over-quarter and year-over-year. The following table presents the regulatory capital metrics as of September 30, 2023, June 30, 2023 and September 30, 2022.

EWBC Capital
($ in millions)	September 30, 2023 (a)	June 30, 2023 (a)	September 30, 2022 (a)
Risk-Weighted Assets (“RWA”) (b)	$52,944	$51,696	$49,266
Risk-based capital ratios:
CET1 capital ratio	13.30%	13.17%	12.27%
Tier 1 capital ratio	13.30%	13.17%	12.27%
Total capital ratio	14.74%	14.60%	13.57%
Leverage ratio	10.15%	10.03%	9.55%
Tangible common equity ratio (c)	9.03%	8.80%	8.35%

(a)The Company has elected to use the 2020 Current Expected Credit Losses (CECL) transition provision in the calculation of its September 30, 2023, June 30, 2023 and September 30, 2022 regulatory capital ratios. The Company’s September 30, 2023 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(c)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 13.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared fourth quarter 2023 dividends for the Company’s common stock. The common stock cash dividend of $0.48 per share is payable on November 15, 2023, to stockholders of record on November 1, 2023.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock, of which $254 million remains available. East West did not repurchase any shares during the third quarter of 2023. The Company intends to resume share repurchases in the fourth quarter of 2023.

Conference Call
East West will host a conference call to discuss third quarter 2023 earnings with the public on Thursday, October 19, 2023, at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses third quarter 2023 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on October 19, 2023, at 11:30 a.m. PT/2:30 p.m. ET through November 19, 2023. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; international calls – (412) 317-0088; and the replay access code is: 8920769.

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $68.3 billion as of September 30, 2023. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 120 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain forward-looking statements that are intended to be covered by the safe harbor provisions for such statements provided by the Private Securities Litigation Reform Act of 1995. In addition, the Company may make forward-looking statements in other documents that it files with, or furnishes to, the U.S. Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including, but not limited to, those described below. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make.

There are various important factors that could cause future results to differ materially from historical performance and any forward-looking statements. Factors that might cause such differences, include, but are not limited to: changes in the global economy, including an economic slowdown, capital or financial market disruption, supply chain disruption, level of inflation, interest rate environment, housing prices, employment levels, rate of growth and general business conditions, which could result in, among other things, reduced demand for loans, reduced availability of funding or increased funding costs, declines in asset values and/or recognition of allowance for credit losses; changes in local, regional and global business, economic and political conditions and geopolitical events, such as Russia’s invasion of Ukraine; the soundness of other financial institutions and the impacts related to or resulting from recent bank failures and other economic and industry volatility, including potential increased regulatory requirements, Federal Deposit Insurance Corporation (“FDIC”) insurance premiums and assessments, losses in the value of our investment portfolio, deposit withdrawals, or other adverse consequences of negative market perceptions of the banking industry or the Company; changes in laws or the regulatory environment, including regulatory reform initiatives and policies of the U.S. Department of the Treasury, the Board of Governors of the Federal Reserve System (“Federal Reserve”), the FDIC, the SEC, the Consumer Financial Protection Bureau (“CFPB”), the California Department of Financial Protection and Innovation — Division of Financial Institutions, China’s National Administration of Financial Regulation, the Hong Kong Monetary Authority, the Hong Kong Securities and Futures Commission, and the Monetary Authority of Singapore; changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade, economic and political disputes between the U.S. and the People’s Republic of China and the monetary policies of the Federal Reserve; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the impact from potential changes to income tax laws and regulations, federal spending and economic stimulus programs; the impact of any future U.S. federal government shutdown and uncertainty regarding the U.S. federal government’s debt limit and credit rating; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; the impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; the impact of communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused, and materially impact the Company’s ability to provide services to its clients; the adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; the impact of adverse changes to the Company’s credit ratings from major credit rating agencies; the impact of adverse judgments or settlements in litigation; the impact on the Company’s operations due to political developments, pandemics, wars, civil unrest, terrorism or other hostilities that may disrupt or increase volatility in securities or otherwise affect business and economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; the impact of reputational risk from negative publicity, fines, penalties and other negative consequences from regulatory violations, legal actions and the Company’s interactions with business partners, counterparties, service providers and other third parties; the impact of regulatory investigations and enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board (“FASB”) or other regulatory agencies and their impact on the Company’s critical accounting policies and assumptions; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in the Company’s stock price; fluctuations in foreign currency exchange rates; the impact of increased focus on social, environmental and sustainability matters, which may affect the Company’s operations as well as those of its customers and the economy more broadly; and the impact of climate change, natural or man-made disasters or calamities, such as wildfires, droughts, hurricanes, flooding and earthquakes or other events that may directly or indirectly result in a negative impact on the Company’s financial performance.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				September 30, 2023 % or Basis Point Change
	September 30, 2023	June 30, 2023	September 30, 2022	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$495,976	$614,053	$554,260	(19.2)%		(10.5)%
Interest-bearing cash with banks	4,065,202	5,763,834	1,609,093	(29.5)		152.6
Cash and cash equivalents	4,561,178	6,377,887	2,163,353	(28.5)		110.8
Interest-bearing deposits with banks	17,213	17,169	630,543	0.3		(97.3)
Assets purchased under resale agreements (“resale agreements”)	785,000	635,000	892,986	23.6		(12.1)
Available-for-sale (“AFS”) debt securities (amortized cost of $6,976,331, $6,820,569 and $6,771,354)	6,039,837	5,987,258	5,906,090	0.9		2.3
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,308,048, $2,440,484 and $2,459,135)	2,964,235	2,975,933	3,012,667	(0.4)		(1.6)
Loans held-for-sale (“HFS”)	4,762	2,830	14,500	68.3		(67.2)
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $655,523, $635,400 and $582,517)	50,251,661	49,192,964	46,859,738	2.2		7.2
Investments in qualified affordable housing partnerships, tax credit and other investments, net	901,559	815,471	725,254	10.6		24.3
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	97,782	100,500	105,411	(2.7)		(7.2)
Other assets	2,200,534	1,961,972	1,799,822	12.2		22.3
Total assets	$68,289,458	$68,532,681	$62,576,061	(0.4)%		9.1%

Liabilities and Stockholders’ Equity
Deposits	$55,087,031	$55,658,786	$53,857,362	(1.0)%		2.3%
Short-term borrowings	4,500,000	4,500,000	—	—		100.0
Federal funds purchased	—	—	200,000	—		(100.0)
FHLB advances	—	—	324,920	—		(100.0)
Assets sold under repurchase agreements (“repurchase agreements”)	—	—	611,785	—		(100.0)
Long-term debt and finance lease liabilities	153,087	152,951	152,610	0.1		0.3
Operating lease liabilities	107,695	110,383	113,477	(2.4)		(5.1)
Accrued expenses and other liabilities	1,844,939	1,648,864	1,655,239	11.9		11.5
Total liabilities	61,692,752	62,070,984	56,915,393	(0.6)		8.4
Stockholders’ equity	6,596,706	6,461,697	5,660,668	2.1		16.5
Total liabilities and stockholders’ equity	$68,289,458	$68,532,681	$62,576,061	(0.4)%		9.1%

Book value per share	$46.62	$45.67	$40.17	2.1%		16.1%
Tangible book value (1) per share	$43.29	$42.33	$36.80	2.3		17.6
Number of common shares at period-end	141,486	141,484	140,918	0.0		0.4
Total stockholders’ equity to assets ratio	9.66%	9.43%	9.05%	23	bps	61	bps
Tangible common equity (“TCE”) ratio (1)	9.03%	8.80%	8.35%	23	bps	68	bps

(1)Tangible book value and the TCE ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				September 30, 2023 % Change
	September 30, 2023	June 30, 2023	September 30, 2022	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$15,864,042	$15,670,084	$15,625,072	1.2%	1.5%
Commercial real estate (“CRE”):
CRE	14,667,378	14,373,385	13,573,157	2.0	8.1
Multifamily residential	4,900,097	4,764,180	4,559,302	2.9	7.5
Construction and land	798,190	781,068	556,894	2.2	43.3
Total CRE	20,365,665	19,918,633	18,689,353	2.2	9.0
Consumer:
Residential mortgage:
Single-family residential	12,836,558	12,308,613	10,855,345	4.3	18.3
Home equity lines of credit (“HELOCs”)	1,776,665	1,862,928	2,184,924	(4.6)	(18.7)
Total residential mortgage	14,613,223	14,171,541	13,040,269	3.1	12.1
Other consumer	64,254	68,106	87,561	(5.7)	(26.6)
Total loans HFI (1)	50,907,184	49,828,364	47,442,255	2.2	7.3
Loans HFS	4,762	2,830	14,500	68.3	(67.2)
Total loans (1)	50,911,946	49,831,194	47,456,755	2.2	7.3
Allowance for loan losses	(655,523)	(635,400)	(582,517)	3.2	12.5
Net loans (1)	$50,256,423	$49,195,794	$46,874,238	2.2	7.2

Deposits:
Noninterest-bearing demand	$16,169,072	$16,741,099	$21,645,394	(3.4)%	(25.3)%
Interest-bearing checking	7,689,289	8,348,587	6,822,343	(7.9)	12.7
Money market	12,613,827	11,486,473	12,113,292	9.8	4.1
Savings	1,963,766	2,102,850	2,917,770	(6.6)	(32.7)
Time deposits	16,651,077	16,979,777	10,358,563	(1.9)	60.7
Total deposits	$55,087,031	$55,658,786	$53,857,362	(1.0)%	2.3%

(1)Includes $(72.0) million, $(74.0) million and $(60.3) million of net deferred loan fees and net unamortized premiums as of September 30, 2023, June 30, 2023 and September 30, 2022, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			September 30, 2023 % Change
	September 30, 2023	June 30, 2023	September 30, 2022	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$961,787	$906,134	$628,236	6.1%	53.1%
Interest expense	390,974	339,388	76,427	15.2	411.6
Net interest income before provision for credit losses	570,813	566,746	551,809	0.7	3.4
Provision for credit losses	42,000	26,000	27,000	61.5	55.6
Net interest income after provision for credit losses	528,813	540,746	524,809	(2.2)	0.8
Noninterest income	76,752	78,631	75,552	(2.4)	1.6
Noninterest expense	252,014	261,789	215,973	(3.7)	16.7
Income before income taxes	353,551	357,588	384,388	(1.1)	(8.0)
Income tax expense	65,813	45,557	89,049	44.5	(26.1)
Net income	$287,738	$312,031	$295,339	(7.8)%	(2.6)%
Earnings per share (“EPS”)
- Basic	$2.03	$2.21	$2.10	(7.8)%	(3.0)%
- Diluted	$2.02	$2.20	$2.08	(7.9)	(2.6)
Weighted-average number of shares outstanding
- Basic	141,485	141,468	140,917	0.0%	0.4%
- Diluted	142,122	141,876	142,011	0.2	0.1

	Three Months Ended			September 30, 2023 % Change
	September 30, 2023	June 30, 2023	September 30, 2022	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$20,312	$20,901	$20,289	(2.8)%	0.1%
Deposit account fees	22,622	22,285	23,636	1.5	(4.3)
Interest rate contracts and other derivative income	11,208	7,373	8,761	52.0	27.9
Foreign exchange income	12,334	13,251	10,083	(6.9)	22.3
Wealth management fees	5,877	6,889	8,903	(14.7)	(34.0)
Net (losses) gains on sales of loans	(12)	(7)	2,129	71.4	NM
Other investment income (losses)	1,751	4,003	(580)	(56.3)	NM
Other income	2,660	3,936	2,331	(32.4)	14.1
Total noninterest income	$76,752	$78,631	$75,552	(2.4)%	1.6%
Noninterest expense:
Compensation and employee benefits	$123,153	$124,937	$127,580	(1.4)%	(3.5)%
Occupancy and equipment expense	15,353	16,088	15,920	(4.6)	(3.6)
Deposit insurance premiums and regulatory assessments	8,583	8,262	4,875	3.9	76.1
Deposit account expense	11,585	10,559	6,707	9.7	72.7
Data processing	3,645	3,213	3,725	13.4	(2.1)
Computer software expense	8,116	7,479	6,889	8.5	17.8
Other operating expense	31,885	35,337	30,403	(9.8)	4.9
Amortization of tax credit and other investments	49,694	55,914	19,874	(11.1)	150.0
Total noninterest expense	$252,014	$261,789	$215,973	(3.7)%	16.7%

NM - Not meaningful.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Nine Months Ended		September 30, 2023 % Change
	September 30, 2023	September 30, 2022	Yr-o-Yr
Interest and dividend income	$2,703,427	$1,560,019	73.3%
Interest expense	966,007	119,645	NM
Net interest income before provision for credit losses	1,737,420	1,440,374	20.6
Provision for credit losses	88,000	48,500	81.4
Net interest income after provision for credit losses	1,649,420	1,391,874	18.5
Noninterest income	215,361	233,739	(7.9)
Noninterest expense	732,250	602,283	21.6
Income before income taxes	1,132,531	1,023,330	10.7
Income tax expense	210,323	232,010	(9.3)
Net income	$922,208	$791,320	16.5%
EPS
- Basic	$6.52	$5.59	16.6%
- Diluted	$6.49	$5.55	17.0
Weighted-average number of shares outstanding
- Basic	141,356	141,453	(0.1)%
- Diluted	142,044	142,601	(0.4)

	Nine Months Ended		September 30, 2023 % Change
	September 30, 2023	September 30, 2022	Yr-o-Yr
Noninterest income:
Lending fees	$61,799	$59,869	3.2%
Deposit account fees	66,610	66,323	0.4
Interest rate contracts and other derivative income	21,145	29,695	(28.8)
Foreign exchange income	38,245	34,143	12.0
Wealth management fees	19,070	21,494	(11.3)
Net (losses) gains on sales of loans	(41)	5,968	NM
Net (losses) gains on AFS debt securities	(10,000)	1,306	NM
Other investment income	7,675	5,910	29.9
Other income	10,858	9,031	20.2
Total noninterest income	$215,361	$233,739	(7.9)%
Noninterest expense:
Compensation and employee benefits	$377,744	$357,213	5.7%
Occupancy and equipment expense	47,028	46,853	0.4
Deposit insurance premiums and regulatory assessments	24,755	14,519	70.5
Deposit account expense	31,753	17,071	86.0
Data processing	10,205	10,876	(6.2)
Computer software expense	22,955	20,755	10.6
Other operating expense (1)	102,092	86,243	18.4
Amortization of tax credit and other investments	115,718	48,753	137.4
Total noninterest expense	$732,250	$602,283	21.6%

NM - Not meaningful.
(1)Includes $3.9 million of repurchase agreements’ extinguishment cost for the nine months ended September 30, 2023.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			September 30, 2023 % Change		Nine Months Ended		September 30, 2023 % Change
	September 30, 2023	June 30, 2023	September 30, 2022	Qtr-o-Qtr	Yr-o-Yr	September 30, 2023	September 30, 2022	Yr-o-Yr
Loans:
Commercial:
C&I	$15,400,172	$15,244,826	$15,282,661	1.0%	0.8%	$15,348,662	$14,850,849	3.4%
CRE:
CRE	14,453,014	14,130,811	13,533,482	2.3	6.8	14,174,100	12,958,562	9.4
Multifamily residential	4,798,360	4,685,786	4,531,351	2.4	5.9	4,695,473	4,133,975	13.6
Construction and land	807,906	782,541	532,800	3.2	51.6	755,651	467,731	61.6
Total CRE	20,059,280	19,599,138	18,597,633	2.3	7.9	19,625,224	17,560,268	11.8
Consumer:
Residential mortgage:
Single-family residential	12,548,593	12,014,513	10,676,022	4.4	17.5	11,997,671	9,809,549	22.3
HELOCs	1,816,900	1,928,208	2,216,355	(5.8)	(18.0)	1,931,105	2,230,060	(13.4)
Total residential mortgage	14,365,493	13,942,721	12,892,377	3.0	11.4	13,928,776	12,039,609	15.7
Other consumer	63,917	65,035	81,870	(1.7)	(21.9)	67,181	97,794	(31.3)
Total loans (1)	$49,888,862	$48,851,720	$46,854,541	2.1%	6.5%	$48,969,843	$44,548,520	9.9%

Interest-earning assets	$65,051,461	$64,061,569	$59,478,689	1.5%	9.4%	$63,545,257	$58,949,457	7.8%
Total assets	$68,936,786	$67,497,367	$63,079,444	2.1%	9.3%	$67,196,590	$62,361,618	7.8%

Deposits:
Noninterest-bearing demand	$16,302,296	$16,926,937	$22,423,633	(3.7)%	(27.3)%	$17,633,922	$23,244,247	(24.1)%
Interest-bearing checking	8,080,025	8,434,655	6,879,632	(4.2)	17.4	7,675,325	6,747,711	13.7
Money market	12,180,806	10,433,839	12,351,571	16.7	(1.4)	11,295,157	12,526,222	(9.8)
Savings	2,013,246	2,200,124	2,961,634	(8.5)	(32.0)	2,215,102	2,954,098	(25.0)
Time deposits	16,621,683	16,289,320	9,435,063	2.0	76.2	15,993,669	8,596,728	86.0
Total deposits	$55,198,056	$54,284,875	$54,051,533	1.7%	2.1%	$54,813,175	$54,069,006	1.4%

Interest-bearing liabilities	$43,563,947	$42,026,844	$32,703,323	3.7%	33.2%	$40,826,548	$31,631,865	29.1%
Stockholders’ equity	$6,604,798	$6,440,996	$5,772,638	2.5%	14.4%	$6,411,250	$5,765,637	11.2%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	September 30, 2023			June 30, 2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$5,392,795	$67,751	4.98%	$5,247,755	$60,995	4.66%
Resale agreements	648,587	4,460	2.73%	641,939	3,969	2.48%
AFS debt securities	6,074,119	57,177	3.73%	6,257,397	56,292	3.61%
HTM debt securities	2,967,703	12,601	1.68%	2,983,780	12,678	1.70%
Loans (2)	49,888,862	818,719	6.51%	48,851,720	771,264	6.33%
FHLB and FRB stock	79,395	1,079	5.39%	78,978	936	4.75%
Total interest-earning assets	$65,051,461	$961,787	5.87%	$64,061,569	$906,134	5.67%

Noninterest-earning assets:
Cash and due from banks	544,939			569,227
Allowance for loan losses	(629,229)			(619,868)
Other assets	3,969,615			3,486,439
Total assets	$68,936,786			$67,497,367

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$8,080,025	$54,285	2.67%	$8,434,655	$49,571	2.36%
Money market deposits	12,180,806	113,217	3.69%	10,433,839	86,419	3.32%
Savings deposits	2,013,246	4,047	0.80%	2,200,124	3,963	0.72%
Time deposits	16,621,683	166,747	3.98%	16,289,320	147,524	3.63%
Federal funds purchased and other short-term borrowings	4,501,327	49,575	4.37%	4,500,566	49,032	4.37%
FHLB advances	1	—	—%	1	—	—%
Repurchase agreements	13,897	193	5.51%	15,579	211	5.43%
Long-term debt and finance lease liabilities	152,962	2,910	7.55%	152,760	2,668	7.01%
Total interest-bearing liabilities	$43,563,947	$390,974	3.56%	$42,026,844	$339,388	3.24%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	16,302,296			16,926,937
Accrued expenses and other liabilities	2,465,745			2,102,590
Stockholders’ equity	6,604,798			6,440,996
Total liabilities and stockholders’ equity	$68,936,786			$67,497,367

Interest rate spread			2.31%			2.43%
Net interest income and net interest margin		$570,813	3.48%		$566,746	3.55%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	September 30, 2023			September 30, 2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$5,392,795	$67,751	4.98%	$2,287,010	$9,080	1.58%
Resale agreements	648,587	4,460	2.73%	1,037,292	6,769	2.59%
AFS debt securities	6,074,119	57,177	3.73%	6,204,729	38,383	2.45%
HTM debt securities	2,967,703	12,601	1.68%	3,017,063	12,709	1.67%
Loans (2)	49,888,862	818,719	6.51%	46,854,541	560,452	4.75%
FHLB and FRB stock	79,395	1,079	5.39%	78,054	843	4.28%
Total interest-earning assets	$65,051,461	$961,787	5.87%	$59,478,689	$628,236	4.19%

Noninterest-earning assets:
Cash and due from banks	544,939			615,836
Allowance for loan losses	(629,229)			(566,369)
Other assets	3,969,615			3,551,288
Total assets	$68,936,786			$63,079,444

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$8,080,025	$54,285	2.67%	$6,879,632	$8,493	0.49%
Money market deposits	12,180,806	113,217	3.69%	12,351,571	33,101	1.06%
Savings deposits	2,013,246	4,047	0.80%	2,961,634	2,268	0.30%
Time deposits	16,621,683	166,747	3.98%	9,435,063	25,032	1.05%
Federal funds purchased and other short-term borrowings	4,501,327	49,575	4.37%	211,794	1,177	2.20%
FHLB advances	1	—	—%	86,243	392	1.80%
Repurchase agreements	13,897	193	5.51%	624,821	4,421	2.81%
Long-term debt and finance lease liabilities	152,962	2,910	7.55%	152,565	1,543	4.01%
Total interest-bearing liabilities	$43,563,947	$390,974	3.56%	$32,703,323	$76,427	0.93%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	16,302,296			22,423,633
Accrued expenses and other liabilities	2,465,745			2,179,850
Stockholders’ equity	6,604,798			5,772,638
Total liabilities and stockholders’ equity	$68,936,786			$63,079,444

Interest rate spread			2.31%			3.26%
Net interest income and net interest margin		$570,813	3.48%		$551,809	3.68%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,703,843	$164,393	4.67%	$3,175,596	$17,127	0.72%
Resale agreements	659,621	12,932	2.62%	1,588,452	23,705	2.00%
AFS debt securities	6,146,653	166,666	3.63%	6,886,268	106,290	2.06%
HTM debt securities	2,982,284	38,013	1.70%	2,672,797	33,645	1.68%
Loans (2)	48,969,843	2,318,369	6.33%	44,548,520	1,376,978	4.13%
FHLB and FRB stock	83,013	3,054	4.92%	77,824	2,274	3.91%
Total interest-earning assets	$63,545,257	$2,703,427	5.69%	$58,949,457	$1,560,019	3.54%

Noninterest-earning assets:
Cash and due from banks	578,144			656,772
Allowance for loan losses	(617,381)			(551,818)
Other assets	3,690,570			3,307,207
Total assets	$67,196,590			$62,361,618

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,675,325	$127,030	2.21%	$6,747,711	$13,073	0.26%
Money market deposits	11,295,157	275,738	3.26%	12,526,222	45,196	0.48%
Savings deposits	2,215,102	11,679	0.70%	2,954,098	5,836	0.26%
Time deposits	15,993,669	428,120	3.58%	8,596,728	40,266	0.63%
Federal funds purchased and other short-term borrowings	3,284,663	107,432	4.37%	93,370	1,427	2.04%
FHLB advances	164,836	6,430	5.22%	128,137	1,529	1.60%
Repurchase agreements	45,080	1,456	4.32%	433,340	8,855	2.73%
Long-term debt and finance lease liabilities	152,716	8,122	7.11%	152,259	3,463	3.04%
Total interest-bearing liabilities	$40,826,548	$966,007	3.16%	$31,631,865	$119,645	0.51%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	17,633,922			23,244,247
Accrued expenses and other liabilities	2,324,870			1,719,869
Stockholders’ equity	6,411,250			5,765,637
Total liabilities and stockholders’ equity	$67,196,590			$62,361,618

Interest rate spread			2.53%			3.03%
Net interest income and net interest margin		$1,737,420	3.66%		$1,440,374	3.27%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)			September 30, 2023 Basis Point Change
	September 30, 2023	June 30, 2023	September 30, 2022	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.66%	1.85%	1.86%	(19)	bps	(20)	bps
Adjusted return on average assets (2)	1.66%	1.85%	1.86%	(19)		(20)
Return on average common equity	17.28%	19.43%	20.30%	(215)		(302)
Adjusted return on average common equity (2)	17.28%	19.43%	20.30%	(215)		(302)
Return on average TCE (3)	18.65%	21.01%	22.16%	(236)		(351)
Adjusted return on average TCE (3)	18.65%	21.01%	22.16%	(236)		(351)
Interest rate spread	2.31%	2.43%	3.26%	(12)		(95)
Net interest margin	3.48%	3.55%	3.68%	(7)		(20)
Average loan yield	6.51%	6.33%	4.75%	18		176
Yield on average interest-earning assets	5.87%	5.67%	4.19%	20		168
Average cost of interest-bearing deposits	3.45%	3.09%	0.86%	36		259
Average cost of deposits	2.43%	2.12%	0.51%	31		192
Average cost of funds	2.59%	2.31%	0.55%	28		204
Pre-tax, pre-provision profitability ratio (4)	2.56%	2.61%	2.72%	(5)		(16)
Adjusted noninterest expense/average assets (4)	1.16%	1.22%	1.23%	(6)		(7)
Efficiency ratio	38.92%	40.56%	34.43%	(164)		449
Adjusted efficiency ratio (4)	31.18%	31.83%	31.18%	(65)	bps	—	bps

	Nine Months Ended (1)		September 30, 2023 Basis Point Change
	September 30, 2023	September 30, 2022	Yr-o-Yr
Return on average assets	1.83%	1.70%	13	bps
Adjusted return on average assets (2)	1.85%	1.70%	15
Return on average common equity	19.23%	18.35%	88
Adjusted return on average common equity (2)	19.38%	18.35%	103
Return on average TCE (3)	20.80%	20.04%	76
Adjusted return on average TCE (3)	20.96%	20.04%	92
Interest rate spread	2.53%	3.03%	(50)
Net interest margin	3.66%	3.27%	39
Average loan yield	6.33%	4.13%	220
Yield on average interest-earning assets	5.69%	3.54%	215
Average cost of interest-bearing deposits	3.03%	0.45%	258
Average cost of deposits	2.06%	0.26%	180
Average cost of funds	2.21%	0.29%	192
Pre-tax, pre-provision profitability ratio (4)	2.69%	2.41%	28
Adjusted noninterest expense/average assets (4)	1.22%	1.18%	4
Efficiency ratio	37.50%	35.98%	152
Adjusted efficiency ratio (4)	31.15%	32.98%	(183)	bps

(1)Annualized except for efficiency ratio and adjusted efficiency ratio.
(2)Adjusted return on average assets and adjusted return on average common equity are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 14.
(3)Return on average TCE and adjusted return on average TCE are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.
(4)Pre-tax, pre-provision profitability ratio, adjusted noninterest expense/average assets and adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended September 30, 2023
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, June 30, 2023		$375,333	$202,768	$56,039	$1,260	$635,400
Provision for credit losses on loans	(a)	13,006	22,026	2,648	456	38,136
Gross charge-offs		(7,074)	(13,879)	(41)	(13)	(21,007)
Gross recoveries		2,279	503	79	—	2,861
Total net (charge-offs) recoveries		(4,795)	(13,376)	38	(13)	(18,146)
Foreign currency translation adjustment		133	—	—	—	133
Allowance for loan losses, September 30, 2023		$383,677	$211,418	$58,725	$1,703	$655,523

		Three Months Ended June 30, 2023
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, March 31, 2023		$376,325	$188,915	$52,978	$1,675	$619,893
Provision for (reversal of) credit losses on loans	(a)	5,259	16,076	3,057	(367)	24,025
Gross charge-offs		(7,335)	(2,366)	(6)	(48)	(9,755)
Gross recoveries		2,065	143	10	—	2,218
Total net (charge-offs) recoveries		(5,270)	(2,223)	4	(48)	(7,537)
Foreign currency translation adjustment		(981)	—	—	—	(981)
Allowance for loan losses, June 30, 2023		$375,333	$202,768	$56,039	$1,260	$635,400

		Three Months Ended September 30, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, June 30, 2022		$363,282	$173,479	$25,060	$1,449	$563,270
Provision for credit losses on loans	(a)	9,575	11,163	6,281	255	27,274
Gross charge-offs		(6,894)	(6,226)	(775)	(10)	(13,905)
Gross recoveries		7,172	71	21	—	7,264
Total net recoveries (charge-offs)		278	(6,155)	(754)	(10)	(6,641)
Foreign currency translation adjustment		(1,386)	—	—	—	(1,386)
Allowance for loan losses, September 30, 2022		$371,749	$178,487	$30,587	$1,694	$582,517

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Nine Months Ended September 30, 2023
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2022		$371,700	$182,346	$40,039	$1,560	$595,645
Impact of ASU 2022-02 adoption		5,683	343	2	—	6,028
Allowance for loan losses, January 1, 2023		$377,383	$182,689	$40,041	$1,560	$601,673
Provision for credit losses on loans	(a)	17,587	44,123	18,727	244	80,681
Gross charge-offs		(16,309)	(16,251)	(138)	(101)	(32,799)
Gross recoveries		5,555	857	95	—	6,507
Total net charge-offs		(10,754)	(15,394)	(43)	(101)	(26,292)
Foreign currency translation adjustment		(539)	—	—	—	(539)
Allowance for loan losses, September 30, 2023		$383,677	$211,418	$58,725	$1,703	$655,523

		Nine Months Ended September 30, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579
Provision for (reversal of) credit losses on loans	(a)	37,867	3,640	10,628	(140)	51,995
Gross charge-offs		(18,322)	(7,304)	(968)	(90)	(26,684)
Gross recoveries		16,688	1,343	332	—	18,363
Total net charge-offs		(1,634)	(5,961)	(636)	(90)	(8,321)
Foreign currency translation adjustment		(2,736)	—	—	—	(2,736)
Allowance for loan losses, September 30, 2022		$371,749	$178,487	$30,587	$1,694	$582,517

		Three Months Ended			Nine Months Ended
		September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$29,728	$27,741	$24,304	$26,264	$27,514
Provision for (reversal of) credit losses on unfunded credit commitments	(b)	3,864	1,975	(274)	7,319	(3,495)
Foreign currency translation adjustment		(3)	12	11	6	22
Allowance for unfunded credit commitments, end of period (1)		$33,589	$29,728	$24,041	$33,589	$24,041

Provision for credit losses	(a)+(b)	$42,000	$26,000	$27,000	$88,000	$48,500

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS AND CREDIT QUALITY RATIOS
($ in thousands)
(unaudited)
Table 11

Criticized Loans	September 30, 2023	June 30, 2023	September 30, 2022
Special mention loans	$483,428	$330,741	$470,964
Classified loans	538,258	481,051	434,242
Total criticized loans (1)	$1,021,686	$811,792	$905,206

Nonperforming Assets	September 30, 2023	June 30, 2023	September 30, 2022
Nonaccrual loans:
Commercial:
C&I	$49,147	$61,879	$47,988
Total CRE	16,431	20,598	11,209
Consumer:
Total residential mortgage	37,986	33,032	23,309
Other consumer	136	24	37
Total nonaccrual loans	103,700	115,533	82,543
Nonperforming loans HFS	—	—	14,500
Total nonperforming assets	$103,700	$115,533	$97,043

Credit Quality Ratios	September 30, 2023	June 30, 2023	September 30, 2022
Annualized quarterly net charge-offs to average loans HFI	0.14%	0.06%	0.06%
Special mention loans to loans HFI	0.95%	0.66%	0.99%
Classified loans to loans HFI	1.06%	0.97%	0.92%
Criticized loans to loans HFI	2.01%	1.63%	1.91%
Nonperforming assets to total assets	0.15%	0.17%	0.16%
Nonaccrual loans to loans HFI	0.20%	0.23%	0.17%
Allowance for loan losses to loans HFI	1.29%	1.28%	1.23%

(1)Excludes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Pre-tax, pre-provision profitability ratio represents total adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue excludes the write-off of an AFS debt security (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the repurchase agreements’ extinguishment cost (where applicable). Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended			Nine Months Ended
		September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net interest income before provision for credit losses	(a)	$570,813	$566,746	$551,809	$1,737,420	$1,440,374
Total noninterest income		76,752	78,631	75,552	215,361	233,739
Total revenue	(b)	$647,565	$645,377	$627,361	$1,952,781	$1,674,113
Noninterest income		76,752	78,631	75,552	215,361	233,739
Add: Write-off of AFS debt security		—	—	—	10,000	—
Adjusted noninterest income	(c)	76,752	78,631	75,552	225,361	233,739
Adjusted revenue	(a)+(c) = (d)	$647,565	$645,377	$627,361	$1,962,781	$1,674,113

Total noninterest expense	(e)	$252,014	$261,789	$215,973	$732,250	$602,283
Less: Amortization of tax credit and other investments		(49,694)	(55,914)	(19,874)	(115,718)	(48,753)
Amortization of core deposit intangibles		(441)	(440)	(485)	(1,322)	(1,484)
Repurchase agreements’ extinguishment cost		—	—	—	(3,872)	—
Adjusted noninterest expense	(f)	$201,879	$205,435	$195,614	$611,338	$552,046
Efficiency ratio	(e)/(b)	38.92%	40.56%	34.43%	37.50%	35.98%
Adjusted efficiency ratio	(f)/(d)	31.18%	31.83%	31.18%	31.15%	32.98%
Pre-tax, pre-provision income	(d)-(f) = (g)	$445,686	$439,942	$431,747	$1,351,443	$1,122,067
Average total assets	(h)	$68,936,786	$67,497,367	$63,079,444	$67,196,590	$62,361,618
Pre-tax, pre-provision profitability ratio (1)	(g)/(h)	2.56%	2.61%	2.72%	2.69%	2.41%
Adjusted noninterest expense/average assets (1)	(f)/(h)	1.16%	1.22%	1.23%	1.22%	1.18%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		September 30, 2023	June 30, 2023	September 30, 2022
Stockholders’ equity	(a)	$6,596,706	$6,461,697	$5,660,668
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(5,649)	(6,418)	(8,667)
Tangible book value	(b)	$6,125,360	$5,989,582	$5,186,304

Number of common shares at period-end	(c)	141,486	141,484	140,918
Book value per share	(a)/(c)	$46.62	$45.67	$40.17
Tangible book value per share	(b)/(c)	$43.29	$42.33	$36.80

Total assets	(d)	$68,289,458	$68,532,681	$62,576,061
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(5,649)	(6,418)	(8,667)
Tangible assets	(e)	$67,818,112	$68,060,566	$62,101,697
Total stockholders’ equity to assets ratio	(a)/(d)	9.66%	9.43%	9.05%
TCE ratio	(b)/(e)	9.03%	8.80%	8.35%

Return on average TCE represents tangible net income divided by average tangible book value. Adjusted return on average TCE represents adjusted tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Adjusted tangible net income excludes the after-tax impacts of the tangible net income adjustments and the write-off of an AFS debt security. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Nine Months Ended
		September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income	(e)	$287,738	$312,031	$295,339	$922,208	$791,320
Add: Amortization of core deposit intangibles		441	440	485	1,322	1,484
Amortization of mortgage servicing assets		328	342	340	1,026	1,096
Tax effect of amortization adjustments (2)		(225)	(230)	(237)	(688)	(742)
Tangible net income	(f)	$288,282	$312,583	$295,927	$923,868	$793,158
Add: Write-off of AFS debt security		—	—	—	10,000	—
Tax effect of write-off (2)		—	—	—	(2,929)	—
Adjusted tangible net income	(g)	$288,282	$312,583	$295,927	$930,939	$793,158

Average stockholders’ equity	(h)	$6,604,798	$6,440,996	$5,772,638	$6,411,250	$5,765,637
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(6,148)	(6,921)	(8,379)	(6,916)	(8,801)
Average tangible book value	(i)	$6,132,953	$5,968,378	$5,298,562	$5,938,637	$5,291,139
Return on average common equity (3)	(e)/(h)	17.28%	19.43%	20.30%	19.23%	18.35%
Return on average TCE (3)	(f)/(i)	18.65%	21.01%	22.16%	20.80%	20.04%
Adjusted return on average TCE (3)	(g)/(i)	18.65%	21.01%	22.16%	20.96%	20.04%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rate of 29.29% for the three and nine months ended September 30, 2023, and the three months ended June 30, 2023. Applied statutory tax rate of 28.77% for the three and nine months ended September 30, 2022.
(3)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 14
During the first quarter of 2023, the Company recorded a $10.0 million pre-tax impairment write-off of an AFS debt security. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average common equity that adjust for the above discussed non-recurring item provide clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended			Nine Months Ended
		September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income	(a)	$287,738	$312,031	$295,339	$922,208	$791,320
Add: Write-off of AFS debt security		—	—	—	10,000	—
Tax effect of write-off (1)		—	—	—	(2,929)	—
Adjusted net income	(b)	$287,738	$312,031	$295,339	$929,279	$791,320

Diluted weighted-average number of shares outstanding		142,122	141,876	142,011	142,044	142,601
Diluted EPS		$2.02	$2.20	$2.08	$6.49	$5.55
Add: Write-off of AFS debt security		—	—	—	0.05	—
Adjusted diluted EPS		$2.02	$2.20	$2.08	$6.54	$5.55

Average total assets	(c)	$68,936,786	$67,497,367	$63,079,444	$67,196,590	$62,361,618
Average stockholders’ equity	(d)	$6,604,798	$6,440,996	$5,772,638	$6,411,250	$5,765,637
Return on average assets (2)	(a)/(c)	1.66%	1.85%	1.86%	1.83%	1.70%
Adjusted return on average assets (2)	(b)/(c)	1.66%	1.85%	1.86%	1.85%	1.70%
Return on average common equity (2)	(a)/(d)	17.28%	19.43%	20.30%	19.23%	18.35%
Adjusted return on average common equity (2)	(b)/(d)	17.28%	19.43%	20.30%	19.38%	18.35%

(1)Applied statutory tax rate of 29.29% for the three and the nine months ended September 30, 2023, and the three months ended June 30, 2023. Applied statutory tax rate of 28.77% for the three and nine months ended September 30, 2022.
(2)Annualized.